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Exhibit 21.1

Subsidiaries of Triumph Group, Inc.

Triumph Brands, Inc.
Triumph Group Acquisition Corp.
Triumph Group Acquisition Holdings, Inc.
The Triumph Group Operations, Inc.
The Triumph Group Operations Holdings, Inc.
ACR Industries, Inc.
Aerospace Technologies, Inc.
Advanced Materials Technologies, Inc.
Airborne Nacelle Services, Inc.
Chem-Fab Corporation
CBA Acquisition LLC
Triumph Controls (Europe) SAS
MGP Holding SA
CBA Marine SA
Constructions Brevetees d'Alfortville SA
DV Industries, Inc.
EFS Aerospace, Inc.
Frisby Aerospace, Inc.
Furst Aircraft, Inc.
HTD Aerospace, Inc.
Hydro-Mill Co.
Kilroy Steel, Inc.
Kilroy Structural Steel Co.
Lee Aerospace, Inc.
Nu-Tech Industries, Inc.
Nu-Tech Brands, Inc.
Ralee Engineering Co.
Triumph Components—Arizona, Inc.
Triumph Components—San Diego, Inc.
Triumph Composite Systems, Inc.
Triumph Controls, Inc.
Triumph Air Repair (Europe) Limited
Triumph Aviations Inc.
Triumph Engineering Services, Inc.
Triumph Thermal Systems, Inc.
Triumph Turbine Services, Inc.
Triumph Metals Group Sales Co.
Triumph Precision Castings Co.
Triumph/JDC Company
Triumph Thermal Processing Company
TriWestern Metals Co.

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  Exhibit 21.1
Subsidiaries of Triumph Group, Inc.